UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAY MY TIME LTD

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation or organization)

7372

(primary Standard Industrial Classification Code Number)

Not applicable

(IRS Employer ID No.)

30, Percy Street, London W1T2DB

United Kingdom

(Address of principal offies) (zip code)

+4402074671700

(Registrant’s telephone number, including area code)

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

(808) 573-6163

From time to time following the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer (Do not check if a smaller reporting company) [  ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares offered by the Company	500,000	$10.00	$5,000,000	$579.50

Ordinary Shares offered by Selling Shareholders	1,000,000	$10.00	$10,000,000	$1,159.00

Total	1,500,000	$10.00	$15,000,000	$1,738.50

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Explanatory Note

The purpose of this Amendment #3 to the Form S-1 Registration Statement filed on June 12, 2017 is to (a) correct a date reflected in the “Signatures” section and (b) amend the legal opinion included as Exhibits 5.1 and 23.1. In all other respects, Amendment #2 remains unchanged and is confirmed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, U.K. on the 7th day of June, 2017.

Pay My Time Ltd

(Registrant)

By:	/s/ Thomas Brooks
Thomas Brooks
Chief Executive Officer, Chairman of the Board and Director

Date: June 7, 2017

By:	/s/ Michele Collini
Michele Collini
Chief Financial Officer, Director
(Principal Financial and Accounting Officer)

Date: June 7, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Thomas Brooks
Thomas Brooks
Chief Executive Officer, Chairman of the Board and Director

Date: June 7, 2017

By:	/s/ Michele Collini
Michele Collini
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

Date: June 7, 2017

By:	/s/ Alon Goldreich
Alon Goldreich
Chief Operating Officer and Director

Date: June 7, 2017

EXHIBIT LIST

Exhibit No.	Description

3(i)	Company Registration of PAY MY TIME LTD*

5.1	Legal Opinion of Legal Robert Diener, Esq.

10.1	Letter of Agreement between PMTP SA and Arobs Transilvania Software, SA dated September 19, 2016**

21	Subsidiaries**

23.1	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)

23.2	Consent of Independent Auditors**

*Previously filed with Form S-1 filed with the Securities and Exchange Commission on March 3, 2017

**Previously filed with Form S-1 filed with the Securities and Exchange Commission on June 12, 2017